Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Nos. 333-40374, 333-63600, 333-97013, 333-102124, 333-152377, 333-175690, 333-197758, 333-221297, 333-240023, and 333-267309) on Form S-8 of our report dated May 27, 2026, with respect to the consolidated financial statements and financial statement schedule II - Valuation and Qualifying Accounts of Modine Manufacturing Company and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Milwaukee, Wisconsin
May 27, 2026